                                                                      EXHIBIT 99

                                    FORM 11-K


             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

(Mark One)
/X/ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 31, 1995

                                       OR


/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from _______ to ________


                          Commission file number 1-7006



                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)




                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                              Cleveland, Ohio 44110


                     (Name of issuer of the securities held
                      pursuant to the plan and the address
                       of its principal executive office.)

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN




REQUIRED INFORMATION

                                                                        Page No.
1.  Report of Independent Auditors                                             1

2.  Statements of Financial Condition -
    December 31, 1995 and December 31, 1994                                  2-3

3.  Statements of Income and Changes in Plan
    Equity - Plan years ended December 31, 1995,
    December 31, 1994 and December 30, 1993                                  4-7

4.  Notes to Financial Statements                                           8-16

5.  Schedules required to be filed under ERISA

    a.  Schedule of Assets held for Investment
        Purposes                                                              17

    b.  Schedule of Reportable Transactions                                   18

6.  Consent of Independent Auditors                                           19



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 18th day of March, 1996.


                                            BRUSH WELLMAN INC.
                                            SAVINGS AND INVESTMENT PLAN

                                            By /s/ Dennis L. Habrat
                                               ----------------------------
                                               Member of the Administrative
                                               Committee

                                [Letter Head]


                         Report of Independent Auditors
                         ------------------------------


Administrative Committee of
 Brush Wellman Inc. Savings
 and Investment Plan

        We have audited the financial statements of Brush Wellman Inc. Savings and Investment Plan listed in the Annual Report on Form 11-K as of and for the years ended December 31, 1995 and 1994 and December 30, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements listed in the Annual Report on Form 11-K present fairly, in all material respects, the financial position of Brush Wellman Inc. Savings and Investment Plan at December 31, 1995 and 1994, the results of its operations and changes in its plan equity for the years ended December 31, 1995 and 1994 and December 30, 1993 in conformity with generally accepted accounting principles.

        Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995 and reportable transactions for the year ended December 31, 1995 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                           Wright, Wesley & Mills, P.C.

                                           /s/ Wright, Wesley & Mills, P.C.

March 18, 1996

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 1995

                                                                                    S&P 500      ASSET       FIXED       MONEY
                  ASSETS                      GROWTH    INTERNATIONAL    INCOME      INDEX     ALLOCATION    INCOME      MARKET
                  ------                      ------    -------------    ------      -----     ----------    ------      ------
Brush Wellman Inc. Common Stock
    (cost $19,877,694)
Janus Fund
    (cost $5,801,586)                       $6,804,651
Templeton Foreign Fund
    (cost $4,501,939)                                    $4,629,897
PFAMCO Equity Income Fund
    (cost $3,885,041)                                                  $4,574,485
Northern Trust Collective Stock Index Fund
    (cost $5,714,906)                                                              $7,000,520
Phoenix Total Return Fund
    (cost $5,446,128)                                                                          $5,758,773
PIMCO Total Return Fund
    (cost $5,952,689)                                                                                      $6,479,743
Northern Trust Short-Term Investment Fund
    (cost $6,526,065)                                                                                                  $6,526,065
Paticipant Promissory Notes
    (cost $2,980,787)
Employee Benefits Money Market Fund
    (cost $84,339)
                                            ----------   ----------    ----------  ----------  ----------  ----------  ----------
                                             6,804,651    4,629,897     4,574,485   7,000,520   5,758,773   6,479,743   6,526,065
Contribution Receivable:
    Company
    401(k)                                      88,532       61,402        45,024      53,885      51,977      54,923      40,401
                                            ----------   ----------    ----------  ----------  ----------  ----------  ----------
                                                88,532       61,402        45,024      53,885      51,977      54,923      40,401

Dividends Receivable                           229,096       30,071                                            36,914
Interest Receivable                                                                                                        29,509
Other                                          145,249       52,642       160,741
                                            ----------   ----------    ----------  ----------  ----------  ----------  ----------
                                               374,345       82,713       160,741                              36,914      29,509
                                            ----------   ----------    ----------  ----------  ----------  ----------  ----------

TOTAL ASSETS                                $7,267,528   $4,774,012    $4,780,250  $7,054,405  $5,810,750  $6,571,580  $6,595,975
                                            ==========   ==========    ==========  ==========  ==========  ==========  ==========

          LIABILITIES & PLAN EQUITY

Liabilities:


Plan Equity                                  7,267,528    4,774,012     4,780,250   7,054,405   5,810,750   6,571,580   6,595,975
                                            ----------   ----------    ----------  ----------  ----------  ----------  ----------

TOTAL LIABILITIES & PLAN EQUITY             $7,267,528   $4,774,012    $4,780,250  $7,054,405  $5,810,750  $6,571,580  $6,595,975
                                            ==========   ==========    ==========  ==========  ==========  ==========  ==========

                                               STOCK      PAYSOP      LOAN
                  ASSETS                       FUND        FUND       FUND        TOTAL
                  ------                       ----        ----       ----        -----
Brush Wellman Inc. Common Stock
    (cost $19,877,694)                      $17,320,725  $235,100              $17,555,825
Janus Fund
    (cost $5,801,586)                                                            6,804,651
Templeton Foreign Fund
    (cost $4,501,939)                                                            4,629,897
PFAMCO Equity Income Fund
    (cost $3,885,041)                                                            4,574,485
Northern Trust Collective Stock Index Fund
    (cost $5,714,906)                                                            7,000,520
Phoenix Total Return Fund
    (cost $5,446,128)                                                            5,758,773
PIMCO Total Return Fund
    (cost $5,952,689)                                                            6,479,743
Northern Trust Short-Term Investment Fund
    (cost $6,526,065)                                                            6,526,065
Paticipant Promissory Notes
    (cost $2,980,787)                                              $2,980,787    2,980,787
Employee Benefits Money Market Fund
    (cost $84,339)                               61,627    22,712                   84,339
                                            -----------  --------  ----------  -----------
                                             17,382,352   257,812   2,980,787   62,395,085
Contribution Receivable:
    Company                                     146,961                            146,961
    401(k)                                       36,733                            432,877
                                            -----------  --------  ----------  -----------
                                                183,694                            579,838

Dividends Receivable                            100,285                            396,366
Interest Receivable                                 612                             30,121
Other                                                       1,469     121,271      481,372
                                            -----------  --------  ----------  -----------
                                                100,897     1,469     121,271      907,859
                                            -----------  --------  ----------  -----------

TOTAL ASSETS                                $17,666,943  $259,281  $3,102,058  $63,882,782
                                            ===========  ========  ==========  ===========

          LIABILITIES & PLAN EQUITY

Liabilities:


Plan Equity                                  17,666,943   259,281   3,102,058   63,882,782
                                            -----------  --------  ----------  -----------

TOTAL LIABILITIES & PLAN EQUITY             $17,666,943  $259,281  $3,102,058  $63,882,782
                                            ===========  ========  ==========  ===========

See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 1994

                                         INCOME       EQUITY       EQUITY       EQUITY
                ASSETS                    FUND        FUND A       FUND B       FUND C
                ------                    ----        ------       ------       ------
Brush Wellman Inc. Common Stock
    (cost $17,878,122)
Managed Guaranteed Investment
    Contract Fund (cost $15,131,587)  $15,307,840
Fidelity Equity Index Portfolio
    (cost $5,711,947)                               $6,173,766
Fidelity Fund Inc.
    (cost $2,553,128)                                            $2,546,769
Fideltiy Puritan Fund
    (cost $5,240,263)                                                         $5,257,921
Participant Promissory Notes
    (cost $2,579,983)
Employee Benefits Money Market
    Fund (cost $285,392)                     (258)        (106)         (61)        (116)
                                      -----------   ----------   ----------   ----------
                                       15,307,582    6,173,660    2,546,708    5,257,805
Contribution Receivable:
    Company
    401(k)                                152,483       55,518       36,883       78,534
    Participant
                                      -----------   ----------   ----------   ----------
                                          152,483       55,518       36,883       78,534

Interest Receivable                           537          117           59          100
Dividends Receivable
Other
                                      -----------   ----------   ----------   ----------
                                              537          117           59          100
                                      -----------   ----------   ----------   ----------

TOTAL ASSETS                          $15,460,602   $6,229,295   $2,583,650   $5,336,439
                                      ===========   ==========   ==========   ==========

           LIABILITIES & PLAN EQUITY

Liabilities:
    Benefits Payable                     $264,098     $ 73,329     $ 49,688     $ 26,515
    Other                                 (50,509)     (20,445)     (15,941)     (17,917)

Plan Equity                            15,247,013    6,176,411    2,549,903    5,327,841
                                      -----------   ----------   ----------   ----------

TOTAL LIABILITIES & PLAN EQUITY       $15,460,602   $6,229,295   $2,583,650   $5,336,439
                                      ===========   ==========   ==========   ==========

                                         STOCK       PAYSOP      LOAN
                ASSETS                   FUND        FUND        FUND         TOTAL
                ------                   ----        ----        ----         -----
Brush Wellman Inc. Common Stock
    (cost $17,878,122)                $15,418,011   $240,296               $15,658,307
Managed Guaranteed Investment
    Contract Fund (cost $15,131,587)                                        15,307,840
Fidelity Equity Index Portfolio
    (cost $5,711,947)                                                        6,173,766
Fidelity Fund Inc.
    (cost $2,553,128)                                                        2,546,769
Fideltiy Puritan Fund
    (cost $5,240,263)                                                        5,257,921
Participant Promissory Notes
    (cost $2,579,983)                                         $2,579,983     2,579,983
Employee Benefits Money Market
    Fund (cost $285,392)                  259,920     25,744         269       285,392
                                      -----------   --------  ----------   -----------
                                       15,677,931    266,040   2,580,252    47,809,978
Contribution Receivable:
    Company                               130,525                              130,525
    401(k)                                 39,490                              362,908
    Participant
                                      -----------   --------  ----------   -----------
                                          170,015                              493,433

Interest Receivable                         1,178        116        (278)        1,829
Dividends Receivable                       71,213      1,106                    72,319
Other                                      35,694                               35,694
                                      -----------   --------  ----------   -----------
                                          108,085      1,222        (278)      109,842
                                      -----------   --------  ----------   -----------

TOTAL ASSETS                          $15,956,031   $267,262  $2,579,974   $48,413,253
                                      ===========   ========  ==========   ===========

           LIABILITIES & PLAN EQUITY

Liabilities:
    Benefits Payable                     $189,192     $3,198    $ 68,718      $674,738
    Other                                 (12,651)       405     139,460        22,402

Plan Equity                            15,779,490    263,659   2,371,796    47,716,113
                                      -----------   --------  ----------   -----------

TOTAL LIABILITIES & PLAN EQUITY       $15,956,031   $267,262  $2,579,974   $48,413,253
                                      ===========   ========  ==========   ===========

See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 31, 1995

                                                                                    S&P 500      ASSET         FIXED       MONEY
                                          GROWTH     INTERNATIONAL     INCOME        INDEX     ALLOCATION      INCOME      MARKET
                                          ------     -------------     ------        -----     ----------      ------      ------
Investment Income:
   Dividends                            $  230,704    $  120,175     $  118,087   $  126,716   $  175,358   $   37,345   $      335
   Interest                                      3            62            (57)       1,406          (88)     369,523      384,180
   Other Income (Expense)                  145,446        52,799        160,893          215       (5,789)         130          411
                                        ----------    ----------     ----------   ----------   ----------   ----------   ----------
                                           376,154       173,036        278,923      128,337      169,481      406,998      384,926

Realized Gain (Loss) on
   Investments--Note E                     110,541       177,639         84,078      332,016      417,723      143,684

Unrealized Appreciation (Depreciation)
   on Investments--Note F                1,003,066       127,958        689,444    1,285,614      312,645      527,054

Contributions--Note B
   Company
   401(k)                                1,095,412       827,949        572,343      597,024      679,023      698,659      514,984
                                        ----------    ----------     ----------   ----------   ----------   ----------   ----------
                                         1,095,412       827,949        572,343      597,024      679,023      698,659      514,984

Plan Merger -- Note A                                                                                                           501

Investment Election Change:
   1/1/95 Plan Change                    4,298,945     3,712,726      2,976,847    4,587,494    5,167,817    5,192,931    6,663,511
   Current Year Changes                    541,260       (75,928)       308,292      367,108     (718,922)     (47,775)     (93,355)

Loan Transfers                             (22,439)        3,922         (9,258)     (20,141)     (19,177)    (119,899)     (83,478)

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C                    135,410       173,290        120,419      223,047      197,840      230,072      791,114
                                        ----------    ----------     ----------   ----------   ----------   ----------   ----------

Income and Changes in Plan Equity        7,267,528     4,774,012      4,780,250    7,054,405    5,810,750    6,571,580    6,595,975

Plan Equity at Beginning of the Year             0             0              0            0            0            0            0
                                        ----------    ----------     ----------   ----------   ----------   ----------   ----------

Plan Equity at End of the Year          $7,267,528    $4,774,012     $4,780,250   $7,054,405   $5,810,750   $6,571,580   $6,595,975
                                        ==========    ==========     ==========   ==========   ==========   ==========   ==========


See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 31, 1995

                                           INCOME        EQUITY        EQUITY        EQUITY
                                            FUND         FUND A        FUND B        FUND C
                                            ----         ------        ------        ------
Investment Income:
   Dividends
   Interest
   Other Income (Expense)
                                        ------------   ----------    -----------   -----------


Realized Gain (Loss) on
   Investments--Note E                       214,089      474,999        (12,619)        5,888

Unrealized Appreciation (Depreciation)
   on Investments--Note F                   (201,462)    (472,705)        14,214        (2,813)

Contributions--Note B
   Company
   401(k)
                                        ------------   ----------    -----------   -----------


Plan Merger -- Note A                      2,174,657      221,971        266,585       363,013

Investment Election Change:
   1/1/95 Plan Change                    (17,434,297)  (6,400,676)    (2,818,083)   (5,693,929)
   Current Year Changes

Loan Transfers

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C
                                        ------------   ----------    -----------   -----------

Income and Changes in Plan Equity        (15,247,013)  (6,176,411)    (2,549,903)   (5,327,841)

Plan Equity at Beginning of the Year      15,247,013    6,176,411      2,549,903     5,327,841
                                        ------------   ----------    -----------   -----------

Plan Equity at End of the Year          $          0   $        0    $         0   $         0
                                        ============   ==========    ===========   ===========

                                            STOCK        PAYSOP      LOAN
                                            FUND         FUND        FUND        TOTAL
                                            ----         ----        ----        -----
Investment Income:
   Dividends                             $   352,679   $  3,568               $ 1,164,967
   Interest                                   10,744      1,291   $  182,910      949,974
   Other Income (Expense)                    192,317      3,647                   550,069
                                         -----------   --------   ----------  -----------
                                             555,740      8,506      182,910    2,665,010

Realized Gain (Loss) on
   Investments--Note E                       (82,030)                           1,866,008

Unrealized Appreciation (Depreciation)
   on Investments--Note F                   (157,861)     1,385                 3,126,539

Contributions--Note B
   Company                                 1,815,838                            1,815,838
   401(k)                                    442,057                            5,427,451
                                         -----------   --------   ----------  -----------
                                           2,257,895                            7,243,289

Plan Merger -- Note A                        687,127                 133,074    3,846,928

Investment Election Change:
   1/1/95 Plan Change                       (275,286)                 22,000
   Current Year Changes                     (255,586)    (2,722)                   22,372

Loan Transfers                              (121,062)                391,532

Unallocated Loan Payments                                            154,810      154,810

Withdrawals and
   Terminations--Note C                      721,484     11,547      154,064    2,758,287
                                         -----------   --------   ----------  -----------

Income and Changes in Plan Equity          1,887,453     (4,378)     730,262   16,166,669

Plan Equity at Beginning of the Year      15,779,490    263,659    2,371,796   47,716,113
                                         -----------   --------   ----------  -----------

Plan Equity at End of the Year           $17,666,943   $259,281   $3,102,058  $63,882,782
                                         ===========   ========   ==========  ===========

See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 31, 1994

                                           INCOME       EQUITY       EQUITY       EQUITY
                                            FUND        FUND A       FUND B       FUND C
                                            ----        ------       ------       ------
Investment Income:
   Dividends                                          $  149,840   $   40,559   $  168,092
   Interest                             $     2,508          963          637        1,168
   Other Income (Expense)                      (316)      38,488      116,209      230,397
                                        -----------   ----------   ----------   ----------
                                              2,192      189,291      157,405      399,657

Realized Gain (Loss) on
   Investments--Note E                    1,768,784       10,616          546

Unrealized Appreciation (Depreciation)
   on Investments--Note F                  (835,627)    (141,678)     (97,859)    (324,217)

Contributions--Note B
   Company
   401(k)                                 1,625,555      640,225      426,637      780,972
   Participant                               41,963       19,303       10,693       38,818
                                        -----------   ----------   ----------   ----------
                                          1,667,518      659,528      437,330      819,790

Investment Election Change                 (624,692)     (49,190)     112,423      583,416

Loan Transfers                               56,300       15,687        7,151       28,758

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C                   1,249,662      383,872      211,767      244,030
                                        -----------   ----------   ----------   ----------

Income and Changes in Plan Equity           784,813      300,382      405,229    1,263,374

Plan Equity at Beginning of the Year     14,462,200    5,876,029    2,144,674    4,064,467
                                        -----------   ----------   ----------   ----------

Plan Equity at End of the Year          $15,247,013   $6,176,411   $2,549,903   $5,327,841
                                        ===========   ==========   ==========   ==========

                                              STOCK       PAYSOP       LOAN
                                              FUND         FUND        FUND         TOTAL
                                              ----         ----        ----         -----
Investment Income:
   Dividends                               $   226,120   $  3,655                $   588,266
   Interest                                      5,135      1,077   $  193,935       205,423
   Other Income (Expense)                        4,188     (7,632)                   381,334
                                           -----------   --------   ----------   -----------
                                               235,443     (2,900)     193,935     1,175,023

Realized Gain (Loss) on
   Investments--Note E                        (259,373)    (4,175)                 1,516,398

Unrealized Appreciation (Depreciation)
   on Investments--Note F                    2,920,404     55,913                  1,576,936

Contributions--Note B
   Company                                   1,321,370                             1,451,895
   401(k)                                      568,908                             3,911,772
   Participant                                  10,484                               121,261
                                           -----------   --------   ----------   -----------
                                             1,900,762                             5,484,928

Investment Election Change                     (21,134)      (405)                       418

Loan Transfers                                     252                (108,148)

Unallocated Loan Payments                                               29,946        29,946

Withdrawals and
   Terminations--Note C                        767,193     12,264       68,718     2,937,506
                                           -----------   --------   ----------   -----------

Income and Changes in Plan Equity            4,009,161     36,169       47,015     6,846,143

Plan Equity at Beginning of the Year        11,770,329    227,490    2,324,781    40,869,970
                                           -----------   --------   ----------   -----------

Plan Equity at End of the Year             $15,779,490   $263,659   $2,371,796   $47,716,113
                                           ===========   ========   ==========   ===========

See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 30, 1993

                                           INCOME        EQUITY        EQUITY       EQUITY
                                            FUND         FUND A        FUND B       FUND C
                                            ----         ------        ------       ------
Investment Income:
   Dividends                                           $  147,967   $   55,706    $  149,603
   Interest                             $     1,538           855          356           645
   Other Income (Expense)                       316        83,419      289,270       298,154
                                        -----------    ----------   ----------    ----------
                                              1,854       232,241      345,332       448,402

Realized Gain (Loss) on
   Investments--Note E                       51,272        62,269        7,206         1,872

Unrealized Appreciation (Depreciation)
   on Investments--Note F                   885,906       236,668       13,589       157,850

Contributions--Note B
   Company
   401(k)                                 1,605,914       637,468      304,300       492,810
   Participant                               84,978        36,623       23,534        50,897
                                        -----------    ----------   ----------    ----------
                                          1,690,892       674,091      327,834       543,707

Investment Election Change                 (186,881)     (385,063)     (47,361)      549,349

Loan Transfers                              (18,661)       12,715       19,866       (10,472)

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C                   1,075,959       325,827       78,453        81,203
                                        -----------    ----------   ----------    ----------

Income and Changes in Plan Equity         1,348,423       507,094      588,013     1,609,505

Plan Equity at Beginning of the Year     13,113,777     5,368,935    1,556,661     2,454,962
                                        -----------    ----------   ----------    ----------

Plan Equity at End of the Year          $14,462,200    $5,876,029   $2,144,674    $4,064,467
                                        ===========    ==========   ==========    ==========

                                             STOCK       PAYSOP       LOAN
                                             FUND         FUND        FUND         TOTAL
                                             ----         ----        ----         -----
Investment Income:
   Dividends                              $   151,251   $  3,839                $   508,366
   Interest                                     4,058        716   $  125,191       133,359
   Other Income (Expense)                      (4,095)    (5,753)                   661,311
                                          -----------   --------   ----------   -----------
                                              151,214     (1,198)     125,191     1,303,036

Realized Gain (Loss) on
   Investments--Note E                       (408,791)    (6,552)                  (292,724)

Unrealized Appreciation (Depreciation)
   on Investments--Note F                    (221,083)    (3,252)                 1,069,678

Contributions--Note B
   Company                                  1,395,917                             1,395,917
   401(k)                                     532,998                             3,573,490
   Participant                                 18,253                               214,285
                                          -----------   --------   ----------   -----------
                                            1,947,168                             5,183,692

Investment Election Change                     70,025        (69)

Loan Transfers                                 (8,236)                  4,788

Unallocated Loan Payments                                            (154,297)     (154,297)

Withdrawals and
   Terminations--Note C                       433,288     11,361       22,538     2,028,629
                                          -----------   --------   ----------   -----------

Income and Changes in Plan Equity           1,097,009    (22,432)     (46,856)    5,080,756

Plan Equity at Beginning of the Year       10,673,320    249,922    2,371,637    35,789,214
                                          -----------   --------   ----------   -----------

Plan Equity at End of the Year            $11,770,329   $227,490   $2,324,781   $40,869,970
                                          ===========   ========   ==========   ===========

See accompanying notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS
                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN

           DECEMBER 31, 1995, DECEMBER 31, 1994 AND DECEMBER 30, 1993

NOTE A - The accounting records of the Brush Wellman Inc. Savings and Investment Plan (Plan) are maintained on the accrual basis. Investments are stated at current market value. Investment in securities traded on national securities exchanges are valued at the latest reported closing price. Investment in participant units of the Northern Trust Short-Term Investment Fund, Managed Guaranteed Investment Contract Fund and the Employee Benefits Money Market Fund are stated at market value as determined by the Trustee. Cost is determined by the average cost method.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        In 1994 the Plan changed its year end from December 30 to December 31. The effect of this change on the financial statements is not material.

        Effective January 1, 1995 the Williams Advanced Materials Inc. Savings and Investment Plan was merged into the Plan. Prior to the merger, the plans separately covered eligible employees at Brush Wellman Inc. and its subsidiary Williams Advanced Materials Inc.. There have been no substantial changes in eligibility, Company contributions, plan benefits or value of plan assets as a result of the merger. The transferred net assets have been recognized in the accounts of the Plan, at the balances as previously carried in the accounts of the Williams Advanced Materials Inc. Savings and Investment Plan. The changes in net assets of the combined plans are included in the accompanying Statement of Income and Changes in Plan Equity available for benefits from January 1, 1995.

NOTE B - The Plan is a defined contribution plan which covers certain eligible employees with one year of eligibility service with Brush Wellman Inc. (Company). An employee shall be credited with a year of eligibility service if he is credited with at least 1,000 hours of service in any twelve consecutive month period beginning with date of hire or rehire of the employee (or an anniversary of the latest such date).

        The Plan provides for basic contributions on behalf of employees up to 6% of their earnings through either salary reduction or employee after-tax contributions. Basic contributions were matched by the Company at the rate of 50% of such contributions. The rate at which such basic contributions are matched by the Company may be decreased or increased (up to 100%) by action of the Company's Board of Directors.

        An employee who makes basic contributions of 6% of earnings may also make supplemental contributions of up to 9% of earnings which are not matched by Company contributions and which may be made in any combination of salary reduction and/or after-tax contributions.

        An employee's contributions made to the Plan on a salary reduction basis may not exceed certain maximum amounts. The maximum amounts were $9,240 in 1995, $9,240 in 1994 and $8,994 in 1993. All employee and Company matching contributions are fully vested at all times.

        Participants may direct that their basic, supplemental and transfer contributions (as described in the Plan) be invested in one or more of the following: Growth Fund, International Fund, Income Fund, S&P 500 Index Fund, Asset Allocation Fund, Fixed Income Fund, Money Market Fund and the Company Stock Fund in increments of 1%. Prior to March 3, 1995, participant contribution directions were allowed at 10% increments. All Company matching contributions are invested in the Company Stock Fund except with respect to Participants age 55 or older who may transfer such contributions to other investment funds. Prior to March 3, 1995 the minimum age for the exception was 59 1/2.

        The Growth Fund invests primarily in the Janus Fund. The objective of the fund is to produce capital appreciation; dividend income is a secondary source of return. The fund invests primarily in the stocks of companies and industries that are experiencing increasing demand for their products and services.

        The International Fund invests primarily in the Templeton Foreign Fund. The objective of the fund is to produce capital appreciation. The fund primarily invests in stocks of companies located outside of the United States.

        The Income Fund invests primarily in the PFAMCO Equity Income Fund. The objective of the fund is to seek current income from stocks in each industry that have low prices relative to their earnings and high dividend yields. The fund will usually be fully invested in stocks.

        The S&P 500 Fund invests primarily in the Northern Trust Collective Stock Index Fund. The objective of the fund is to produce returns that match the returns of the Standand & Poor's 500 Stock Index. The fund proportionately invests in each of the stocks that comprise the Standard & Poor's 500 Stock Index.

        The Asset Allocation Fund invests primarily in the Phoenix Total Return Fund. The objective of the fund is to maximize total returns consistent with reasonable risk using a combination of stocks, bonds, and money market investments.

        The Fixed Income Fund invests primarily in the PIMCO Total Return Fund. The objective of the fund is to seek current income and capital appreciation. The fund invests in bonds with an average maturity of three to six years and will generally be invested in high quality securities including U.S. Government bonds, corporate bonds, mortgage-related securities and money market investments.

        The Money Market Fund invests primarily in the Northern Trust Short-Term Investment Fund. The objective of the fund is to maximize current income on cash reserves to the extent consistent with principal preservation and maintenance of liquidity. The fund invests in high-grade money market instruments with short maturities.

        The Company Stock Fund invests primarily in Brush Wellman Inc. Common Stock.

        Prior to January 1, 1995 participants could direct their basic, supplemental and transfer contributions (as described in the Plan) be invested in one or more of the following; Income Fund, Equity Fund A, Equity Fund B, Equity Fund C and the Company Stock Fund in increments of 10%.

        The Income Fund invests primarily in the Managed Guaranteed Investment Contract Fund, the objective of which is to achieve high current income with stability of principal. The fund is primarily invested in Guaranteed Investment Contracts.

        Equity Fund A invests primarily in the Fidelity U.S. Equity Index Fund. This fund is a growth and income fund. It seeks a yield that corresponds with the total return of the Standard & Poor's 500 Stock Index. The fund's share price will fluctuate and dividend amounts will vary.

        Equity Fund B invests primarily in the Fidelity Fund. This fund seeks long-term capital growth and current return on capital and will select some securities for their income characteristics, which may limit the potential for growth. The fund's share price and dividend income will fluctuate as the value and yields of the securities in its investment portfolio fluctuate.

        Equity Fund C invests primarily in Fidelity Puritan Fund. This fund is a growth and income fund. It seeks capital growth in addition to regular quarterly dividends. It invests in a broadly diversified portfolio of common stocks, preferred stocks and bonds, including lower-quality, high yield debt securities. The fund's share price will fluctuate and dividend amounts will vary.

        The Plan, as originally adopted, included a Payroll Stock Ownership Plan (PAYSOP) feature that applied through 1986. Under the PAYSOP, the Company made contributions based upon a percentage of payroll and was afforded an additional credit against federal income tax up to the amount allowable by the Internal Revenue Code. The PAYSOP contribution by the Company, which could be in Common Stock of the Company or cash used to purchase Common Stock of the Company, was a percentage of the compensation paid to all employees who made salary reduction contributions to the Plan at any time during the year and who were members of the Plan as of the last pay period of such year. The shares of Common Stock of the Company contributed or purchased were allocated equally to all eligible participants.

        A participant may borrow funds from his account, excluding his interest in the PAYSOP Fund, provided such loan is secured by the participant's interest in his account and evidenced by a promissory note executed by the participant. The promissory notes are held in trust as a separate fund, Loan Fund, of the Plan.

        Prior to June 1, 1989, participants who were employees of Williams Advanced Materials Inc. could have directed a portion of their contributions to be used to purchase insurance policies that were excluded from the former Williams Advanced Materials Inc. Savings and Investment Plan assets. Life insurance policies on the lives of participants, purchased under the former Williams Advanced Materials Inc. Savings and Investment Plan prior to July 1, 1989, may continue to be held.

        All costs and expenses incurred in connection with the administration of the Plan for 1995, 1994, and 1993 were paid by the Company.

        Information concerning the Plan agreement and the vesting and benefit provisions is contained in the Summary Plan Description. Copies of this pamphlet are available from the Plan administrator.

NOTE C - At retirement, death or other termination, a participant (or his death beneficiary) is eligible to receive a distribution of all employee, Company matching and PAYSOP contributions credited to the employee's account plus or minus any net gain or loss thereon.

        The value of distributions and withdrawals is based on the value of a participant's account on the valuation date immediately preceding the date of distribution or withdrawal and is deducted from the participant's account as of such valuation date.

        Distribution to a participant or a person designated by the participant as his death beneficiary is made under one of the following methods as elected by the participant:

        (i)  Lump sum payment in cash; or

        (ii) Lump sum payment in cash, except that a participant's interest in the Company Stock Fund and the PAYSOP Fund will be paid in full shares of Common Stock of the Company, with any fractional shares being paid in cash.

NOTE D - Shares or face value by investment as of December 31, 1995 and December 31, 1994 are as follows:

                                                        Shares by Investment
                                                     -------------------------
        Investment                                     1995            1994
        ----------                                     ----            ----

Janus Fund                                             295,341
Templeton Fund                                         504,346
PFAMCO Equity Income Fund                              343,172
Northern Trust Collect Stock Index Fund                511,734
Phoenix Total Return Fund                              360,374
PIMCO Total Return Fund                                604,454
Northern Trust Short-Term
   Investment Fund                                   6,526,065
Brush Wellman Inc. Common Stock                      1,040,441         901,494
Managed Guaranteed Investment
   Contract Fund                                                     1,512,976
Fidelity U.S. Equity Index Portfolio                                   365,096
Fidelity Fund Inc.                                                     137,812
Fidelity Puritan Fund                                                  355,025
Employee Benefit Money Market Fund                      84,339         285,392

In addition, $2,980,787 and $2,579,983 were invested in Participant Promissory Notes as of December 31, 1995 and December 31, 1994, respectively.

NOTE E - The net realized gain (loss) on sales of investments for the Plan years ended December 31, 1995, December 31, 1994 and December 30, 1993 is as follows:

                                                                             1995
                                                ---------------------------------------------------------------
Investment                                      Shares               Cost           Proceeds        Gain (Loss)
----------                                      ------               ----           --------        -----------
Janus Fund                                        33,940          $   650,645      $   761,186      $  110,541
Templeton Fund                                   103,753              917,868        1,095,507         177,639
PFAMCO Equity Income Fund                         53,330              589,799          673,877          84,078
Northern Trust Collective Stock
  Index Fund                                      87,493              932,548        1,264,564         332,016
Phoenix Total Return Fund                         82,342            1,225,019        1,642,742         417,723
PIMCO Total Return Fund                          117,292            1,144,388        1,288,072         143,684
Brush Wellman Inc. Common Stock                   59,224            1,150,567        1,068,537         (82,030)
Managed Guaranteed Investment
  Contract Fund                                1,729,438           17,296,476       17,510,565         214,089
Fidelity U.S. Equity Index Portfolio             378,019            5,919,589        6,394,588         474,999
Fidelity Fund Inc.                               153,786            2,856,184        2,843,565         (12,619)
Fidelity Puritan Fund                            379,472            5,617,162        5,623,050           5,888

                                                                                                    ----------

                                                                                                    $1,866,008
                                                                                                    ==========

                                                                1994
                                   --------------------------------------------------------------
Investment                         Shares            Cost            Proceeds         Gain (Loss)
----------                         ------            ----            --------         -----------
Managed Guaranteed
  Investment Contract Fund       14,070,058       $14,226,227       $15,995,011       $1,768,784
Fidelity U.S. Equity Index
  Portfolio                          10,336           160,766           171,382           10,616
Fidelity Fund Inc.                      818            15,157            15,703              546
Brush Wellman Inc. Common
  Stock                              16,194           522,658           259,110         (263,548)
                                                                                      ----------
                                                                                      $1,516,398
                                                                                      ==========

                                                            1993
                                  ------------------------------------------------------------
Investment                        Shares             Cost          Proceeds        Gain (Loss)
----------                        ------             ----          --------        -----------

Managed Guaranteed
  Investment Contract Fund       1,126,525       $1,134,389       $1,185,661       $  51,272
Fidelity U.S. Equity Index
  Portfolio                         38,291          588,895          651,164          62,269
Fidelity Fund Inc.                   3,620           65,964           73,170           7,206
Fidelity Puritan Fund                  872           12,037           13,909           1,872
Brush Wellman Inc. Common
  Stock                             14,468          580,968          165,625        (415,343)
                                                                                   ---------
                                                                                   $(292,724)
                                                                                    ========

The Department of Labor requires that realized gains and losses be calculated using current cost (cost at the beginning of the Plan year) rather than historical cost. Realized gains under the current cost method for the year ended December 31, 1995 are as follows:

                                              Realized
                                             Gain(Loss)
                                             ----------
Brush Wellman Inc. Common Stock               $39,520
                                              =======

NOTE F - The unrealized appreciation (depreciation) of investments for the Plan years ended December 31, 1995, December 31, 1994 and December 30, 1993 is as follows:

                                               Balance                                     Balance
                                              January 1                                  December 31
                                                1995                Change                  1995
                                                ----                ------                  ----

Janus Fund                                                        $1,003,066             $ 1,003,066
Templeton Fund                                                       127,958                 127,958
PFAMCO Equity Income Fund                                            689,444                 689,444
Northern Trust Collective Stock
  Index Fund                                                       1,285,614               1,285,614
Phoenix Total Return Fund                                            312,645                 312,645
PIMCO Total Return Fund                                              527,054                 527,054
Brush Wellman Inc. Common Stock:
- Brush Wellman Inc. Savings
     & Investment Plan                       $(2,219,813)           (102,055)             (2,321,868)
- Williams Advanced Materials Inc.
     Savings & Investment Plan                    54,421             (54,421)
Managed Guaranteed Investment
Contract Fund:
- Brush Wellman Inc. Savings
     & Investment Plan                           176,253            (176,253)
- Williams Advanced Materials Inc.
     Savings & Investment Plan                    25,209             (25,209)
Fidelity U.S. Equity Index Portfolio:
- Brush Wellman Inc. Savings
     & Investment Plan                           461,819            (461,819)
- Williams Advanced Materials Inc.
      Savings & Investment Plan                   10,886             (10,886)
Fidelity Fund Inc.:
- Brush Wellman Inc. Savings
     & Investment Plan                            (6,359)              6,359
- Williams Advanced Materials Inc.
      Savings & Investment Plan                   (7,855)              7,855
Fidelity Puritan Fund:
- Brush Wellman Inc. Savings
     & Investment Plan                            17,658             (17,658)
- Williams Advanced Materials Inc.
      Savings & Investment Plan                  (14,845)             14,845
                                                                  ----------
                                                                  $3,126,539
                                                                  ==========

                                              Balance                                     Balance
                                            December 31                                 December 31
                                               1993                 Change                 1994
                                               ----                 ------                 ----
Managed Guaranteed Investment
 Contract Fund                              $ 1,011,880             (835,627)           $   176,253
Fidelity U.S. Equity
 Index Portfolio                                603,497             (141,678)               461,819
Fidelity Fund Inc.                               91,500              (97,859)                (6,359)
Fidelity Puritan Fund                           341,875             (324,217)                17,658
Brush Wellman Inc. Common Stock              (5,196,130)           2,976,317             (2,219,813)
                                                                   ---------
                                                                  $1,576,936
                                                                  ==========

                                        Balance                        Balance
                                      December 31                    December 30
                                         1992           Change          1993
                                         ----           ------          ----
Managed Guaranteed Investment
  Contract Fund                       $   125,974     $ 885,906     $ 1,011,880
Fidelity U.S. Equity
  Index Portfolio                         366,829       236,668         603,497
Fidelity Fund Inc.                         77,911        13,589          91,500
Fidelity Puritan Fund                     184,025       157,850         341,875
Brush Wellman Inc. Common Stock        (4,971,795)     (224,335)     (5,196,130)
                                                    -----------
                                                    $ 1,069,678
                                                    ===========

        The Department of Labor requires that unrealized appreciation and depreciation be calculated using current cost rather than historical cost. Unrealized gains and losses under the current cost method for the year ended December 31, 1995 are as follows:

                                                                 Change in
                                                           Unrealized Gain(Loss)
                                                           ---------------------
Janus Fund                                                      $1,113,607
Templeton Fund                                                     305,597
PFAMCO Equity Income Fund                                          773,522
Northern Trust Collective Stock Index Fund                       1,617,630
Phoenix Total Return Fund                                          730,368
PIMCO Total Return Fund                                            670,738
Brush Wellman Inc. Common Stock                                   (278,026)
Managed Guaranteed Investment Contract Fund                         12,627
Fidelity U.S. Equity Index Portfolio                                 2,294
Fidelity Fund Inc.                                                   1,595
Fidelity Puritan Fund                                                3,075
                                                                ----------
                                                                $4,953,027
                                                                ==========

NOTE G - The Internal Revenue Service has determined that the Plan is qualified under Internal Revenue Code Section 401(a) and that the related trust is, therefore, tax-exempt under Code Section 501(a).

        Continued qualification of the Plan depends upon timely adoption and operational application of certain amendments required as a result of the Tax Reform Act of 1986 (Act). In the Company's opinion, the Plan is operating in compliance with the applicable provisions of the Act.

        The Company is allowed a federal income tax deduction for its employer matching contributions to the Plan.

        The Plan provides, among other things, for contributions to be made to the Plan pursuant to a qualified cash or deferred arrangement (CODA) under
Section 401(k) of the IRC. CODA contributions made to the Trust for a participant will reduce a participant's current compensation and will not be included in the gross income of the participant for federal income tax purposes in the year made. Such amounts will, however, be considered as part of the participant's gross income for purposes of Social Security taxes.

        Non-CODA contributions withheld under the Plan from a participant through payroll deductions will be included in the gross income of the participant in the year withheld and are not deductible by the participant for federal income tax purposes.

        A participant does not become subject to federal income taxes as a result of their participation in the Plan until the assets in their account are withdrawn by, or distributed to, the participant.

NOTE H - The Plan was restated on January 1, 1995. Subsequent amendments Nos. 1 and 2 also effective March 3, 1995 and January 1, 1995 provide for certain provisions concerning member contributions, distributions and key employee testing procedures.

                                                                  EIN 34-0119320
                                                                          PN 003

                               BRUSH WELLMAN INC.
                           SAVINGS & INVESTMENT PLAN
                               DECEMBER 31, 1995

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES:

                                                                                                       CURRENT
        INVESTMENTS                                    DESCRIPTION               COST                   VALUE
        -----------                                    -----------               ----                   -----
Brush Wellman Inc. Common Stock                       Common Stock             $19,877,694             $17,555,825

Janus Fund                                            Mutual Fund               $5,801,586              $6,804,651

Templeton Fund                                        Mutual Fund               $4,501,939              $4,629,897

PFAMCO Equity Income Fund                             Mutual Fund               $3,885,041              $4,574,485

Northern Trust Collective Stock Index Fund            Mutual Fund               $5,714,906              $7,000,520

Phoenix Total Return Fund                             Mutual Fund               $5,446,128              $5,758,773

PIMCO Total Return Fund                               Mutual Fund               $5,952,689              $6,479,743

Northern Trust Short-Term Investment Fund             Bank Common/              $6,526,065              $6,526,065
                                                      Collective Trust

Participant Promissory Notes                          Participant Loans         $2,980,787              $2,980,787

Employee Benefit Money Market Fund                    Bank Common/                 $84,339                 $84,339
                                                      Collective Trust

                              BRUSH WELLMAN INC.
                         SAVINGS AND INVESTMENT PLAN
  SUMMARY OF PURCHASES AND/OR SALES IN SAME ISSUE IN EXCESS OF 5% OF BEGINNING
                          PLAN VALUE DECEMBER 31, 1995

                                                         PURCHASES                        SALES
                                                 --------------------------      ----------------------------
          TRANSACTION DESCRIPTION                # TRANS          COST           # TRANS         PROCEEDS           GAIN/(LOSS)
          -----------------------                -------          ----           -------         --------           -----------
Brush Wellman Inc. Common Stock                     16        $2,894,471.17          16         $1,150,566.78        ($82,030.09)

Managed Guaranteed Investment Contract Fund         0                  0.00          1          17,296,475.49         214,089.06

Fidelity Equity Index Portfolio                     0                  0.00          1           5,919,588.76         474,999.47

Fidelity Fund Inc.                                  0                  0.00          1           2,856,183.53         (12,618.21)

Fidelity Puritan Fund                               3              5,970.56          2           5,617,162.04           2,926.62

Janus Fund                                          88         6,452,232.40          66            650,645.81         110,540.59

Templeton Foreign Fund                              69         5,419,806.71          81            917,868.00          57,268.09

PFAMCO Equity Income Fund                           82         4,474,840.73          73            589,799.73          84,077.53

Northern Trust Collective Stock Index Fund          107        6,647,453.94          62            932,547.85         119,054.53

Phoenix Total Return Fund                           60         6,671,147.73          92          1,225,610.49          86,576.09

PIMCO Total Return Fund                             69         7,097,076.93          82          1,144,387.75          71,065.75

Participant Promissory Notes                        46         1,593,431.53          58          1,152,713.39               0.00

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Brush Wellman Inc. for the year ended December 31, 1995 of our report dated March 18, 1996, with respect to the financial statements and schedules of the Brush Wellman Inc. Savings and Investment Plan included in this Annual Report (11-K) for the year ended December 31, 1995.


                                           Wright, Wesley & Mills, P.C.

                                           /s/ Wright, Wesley & Mills, P.C.

Cleveland, Ohio
March 18, 1996




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